Exhibit 99.01

         Keynote Announces Fiscal First Quarter 2007 Results


    -- Total Revenue of $15.8 Million Increased 4% Sequentially and 15% Compared to Fiscal First Quarter 2006

    -- Net Deferred Revenues of $14.7 Million Grew 38% Sequentially and 144% Compared to Fiscal First Quarter 2006

    -- Achieved GAAP Net Income of $264,000, or $0.01 per Share, and Non-GAAP Net Income of $551,000, or $0.03 per Share

    --  Delivered $5.1 Million in Cash from Operations and $4.0
        Million in Free Cash Flow

    -- First Quarter Results Exceeded Company's Previous Revenue, Earnings and Cash Flow Guidance

    SAN MATEO, Calif.--(BUSINESS WIRE)--Jan. 30, 2007--Keynote Systems (Nasdaq: KEYN), The Mobile and Internet Performance Authority(TM), today announced financial results for its fiscal first quarter ended December 31, 2006.

    Umang Gupta, chairman and CEO of Keynote, said: "Solid execution, particularly by Keynote SIGOS, delivered strong first quarter results. Our Internet Test and Measurement and Customer Experience Test and Measurement (CEM) businesses together performed in line with company expectations, while our Mobile Test and Measurement business exceeded projections. Mobile Test and Measurement revenue grew to $3.2 million, or 33 percent sequentially, and net deferred revenue, the majority of which is related to Keynote SIGOS, grew to $14.7 million or 38 percent sequentially. We believe the increase in both reported revenue and deferred revenue provides a comprehensive indicator of our growth."

    Gupta continued, "Keynote is capitalizing on opportunities presented by the rapidly evolving mobile and Internet markets. The better than expected top-line results from Keynote SIGOS combined with operating cost controls drove improved margins earlier than expected. Providing that Keynote SIGOS continues to perform for the remainder of the fiscal year 2007 at the same level as last year, we expect to deliver non-GAAP net income throughout fiscal 2007."

    First Quarter 2007 Financial Summary

    Revenue for the first quarter of fiscal year 2007 was $15.8 million, an increase of four percent compared to the preceding quarter and a 15 percent increase compared to the first quarter of fiscal year 2006. Net income for the first quarter of fiscal year 2007, which included a $1.0 million income tax benefit, $920,000 in stock-based compensation expenses, and a $759,000 charge for amortization of intangible assets required under generally accepted accounting principles (GAAP), was $264,000, or $0.01 per diluted share. This compared to net loss of $6.0 million, or $0.35 per share, for the preceding quarter, and net income of $587,000, or $0.03 per diluted share, for the first quarter a year ago.

    The non-GAAP net income for the quarter was $551,000, or $0.03 per diluted share, compared to non-GAAP net loss of $797,000, or $0.05 per share, for the preceding quarter, and non-GAAP net income of $2.4 million, or $0.12 per diluted share, for the first quarter a year ago. The company defines non-GAAP net income or loss as net income or loss adjusted for provision for income taxes, less cash tax expense, stock-based compensation expense, amortization of purchased intangibles. Non-GAAP net income per share equals non-GAAP net income divided by the weighted diluted share count as of that period end. Non-GAAP net loss per share equals non-GAAP net loss divided by the weighted basic share count as of that period end.

    Cash, Free Cash Flow and Deferred Revenue Summary

    Keynote SIGOS' revenue recognition policy under GAAP requires the amortization of most of Keynote SIGOS' software license revenues over an approximate twenty-four month period. Although Keynote had a consolidated GAAP and non-GAAP net loss for each of the past two quarters, Keynote SIGOS' strong revenue growth has resulted in earlier than expected consolidated non-GAAP income in the current quarter. In addition, until Keynote SIGOS' revenues normalize with quarterly billings, management believes cash provided by operating activities, free cash flow and deferred revenue are also important metrics to measure and manage Keynote's financial performance.

    For the quarter, cash provided by operating activities was $5.1 million, compared to $1.2 million in the prior quarter and $3.7 million in the first quarter of 2006. Cash used for purchases of property, equipment and software totaled $1.1 million for the first quarter of 2007, compared to $874,000 in the prior quarter and $549,000 for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $4.0 million for the quarter, compared to $357,000 in the prior quarter and $3.2 million for the same period last year.

    Keynote's net deferred revenue was $14.7 million at December 31, 2006, up 38 percent compared to $10.6 million at September 30, 2006 and up 144 percent from $6.0 million at December 31, 2005. The increase resulted primarily from the amortization of Keynote SIGOS revenue over the life of customer contracts. Keynote's gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue of $8.9 million, increased to $23.6 million at December 31, 2006, up 83 percent compared to $12.9 million at September 30, 2006.

    "Our deferred revenues and cash from operations are at an all time high with strong contribution from Keynote SIGOS," said Gupta. "This, again, proves our continued success nurturing the synergies of the acquisition and solidifies our position as a major player in the fast growing mobile test and measurement industry."

    The company had $95.6 million in total cash, cash equivalents and short-term investments as of December 31, 2006, of which approximately $10.6 million is expected to be paid in the second fiscal quarter as a performance earn-out to SIGOS' shareholders under the terms of the purchase agreement for the acquisition of SIGOS by Keynote.

    Operational Metrics Summary

    As of December 31, 2006, Keynote's total worldwide customer base was approximately 2,650 companies, up from approximately 2,300 customers in the same quarter a year ago. Keynote currently provides its services to 70 percent of the comScore Media Metrix's top 50 Web sites and approximately half of the Fortune 100 companies. As of December 31, 2006, Keynote measured over 10,000 Internet pages, as compared to 9,000 Internet pages in the same quarter a year ago.

    Expectations for the Second Quarter of Fiscal Year 2007

    The following company outlook for the second quarter of fiscal 2007 also includes expectations for Keynote SIGOS. The company consolidated Keynote SIGOS' financial reporting under U.S. GAAP rules starting April 3, 2006. U.S. GAAP requires Keynote SIGOS' system license revenue to be ratably recognized over the initial duration of each customer contract, which averages approximately twenty-four months.

    As a result of the aforementioned accounting, Keynote will be able to recognize as revenues only a fraction of Keynote SIGOS sales during fiscal 2007. Accordingly, the acquisition will be dilutive to Keynote's U.S. GAAP net income, although cash flow from operations is expected to be positive.

    The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the second fiscal quarter ending March 31, 2007:

    -- Total revenue is expected to be between $16.2 million and $16.7 million.

    -- Net earnings (loss) per share are expected to be between $(0.02) and $0.02.

    -- Non-GAAP earnings per share are expected to be between $0.05 and $0.08.

    -- Cash provided by operating activities is expected to be between $3.0 million and $3.5 million.

    -- Free cash flow is expected to be between $2.0 million and $2.5 million.

    The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.8 million. Interest income, net is expected to be approximately $1.0 million, assuming no material changes in interest rates. Cash paid for income taxes is expected to be approximately $400,000. As noted, cash paid to SIGOS' shareholders for acquisition related performance fees is expected to be approximately $10.6 million. Basic weighted average shares outstanding are expected to be approximately 17.1 million shares and diluted weighted average shares outstanding are expected to be approximately
17.7 million shares.

    Conference Call

    Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, January 30, 2007. To access the call please dial
(706) 679-4457, approximately 10 minutes prior to the start of the conference call. The pass code is #5680745. The webcast of the call will be available at the investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 and the pass code #5680745, or by webcast at the investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.

    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, earnings per share, cash flow from operations, income tax rate and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of SIGOS, Keynote's ability to operate SIGOS and manage related costs successfully, Keynote's ability to retain key employees, including key employees of SIGOS particularly after the payment of the earn out payment is made, pricing pressure with respect to Keynote's services, Keynote's ability to increase sales of its CEM services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to manage expanded international operations, Keynote's ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2006, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Keynote Systems (Nasdaq "KEYN") is the global leader in test & measurement solutions that improve mobile communications and online business performance. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, we have been providing measurement data and testing capabilities that allow companies to understand and improve their customer's online and mobile experience. Keynote has four test and measurement businesses:
Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, our industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

    Known as The Mobile and Internet Performance Authority(TM), Keynote has a market-leading infrastructure of 2,400 measurement computers and mobile devices in over 240 geographic locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Our on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

    We help over 2,600 corporate customers become "the best of the best" by helping them improve online business performance and mobile communications quality. Our customers represent top mobile and Internet companies including American Express, BP, Caterpillar, Dell, Disney, eBay, ESPN Mobile, E RADE, Expedia, FedEx, Microsoft,
SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at (650) 403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks and The Mobile and Internet Performance
Authority is a trademark of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2007 Keynote Systems, Inc.



                Keynote Systems, Inc. and Subsidiaries

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           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)


                                                Three months ended
                                              Dec 31   Sep 30  Dec 31
                                                2006     2006    2005
                                             -------- -------- -------
Revenue:
 Subscription services                       $12,713  $12,152  $9,820
 Professional services                         3,102    3,034   3,896
                                             -------- -------- -------
  Total revenue                               15,815   15,186  13,716

Expenses:
 Costs of subscription services                3,141    2,733   1,459
 Costs of professional services                2,123    2,006   2,445
 Research and development                      2,872    2,699   1,989
 Sales and marketing                           4,629    4,814   3,369
 Operations                                    1,842    1,842   1,647
 General and administrative                    2,379    3,486   2,209
 Excess occupancy income                         (27)      (1)    (10)
 Amortization of identifiable intangible
  assets                                         759      771     397
                                             -------- -------- -------
  Total expenses                              17,718   18,350  13,505
                                             -------- -------- -------

  (Loss) income from operations               (1,903)  (3,164)    211


Interest income and other, net                 1,121      983   1,108
                                             -------- -------- -------

(Loss) income before provision for income
 taxes                                          (782)  (2,181)  1,319

(Provision) benefit for income taxes           1,046   (3,798)   (732)
                                             -------- -------- -------


  Net (loss) income                             $264  $(5,979)   $587
                                             ======== ======== =======

(Loss) income per share:
  Basic                                        $0.02   $(0.35)  $0.03
  Diluted                                      $0.01   $(0.35)  $0.03

Weighted average common shares outstanding
 used:
  Basic                                       17,116   17,118  18,724
  Diluted                                     17,686   17,118  19,724




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                                   December  September
                                                    31, 2006  30, 2006
                                                   -------------------

Assets
Current assets:
 Total cash, cash equivalents and short-term
  investments                                       $95,582   $90,751
 Accounts receivable, net                             7,735     7,122
 Inventory                                              688       876
 Prepaids and other current assets                    2,738     2,655
 Deferred tax assets                                  1,437     1,389
                                                   --------- ---------
       Total current assets                         108,180   102,793

Long term other assets                                  987         -
Property and equipment, net                          34,519    34,464
Goodwill, net                                        60,202    48,676
Identifiable intangible assets, net                   9,637    10,105
Deferred tax assets                                   3,114     3,114
                                                   --------- ---------

 Total assets                                      $216,639  $199,152
                                                   ========= =========


Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                    $1,528    $1,558
 Accrued expenses                                    20,945    10,748
 Current portion of capital lease obligation             24        31
 Deferred revenue, net                               12,874     9,691
                                                   --------- ---------
 Total current liabilities                           35,371    22,028

 Long term portion of capital lease obligation           45        50
 Long term deferred revenue, net                      1,836       958
 Long term deferred tax liability                     2,832     2,727
                                                   --------- ---------
 Total liabilities                                   40,084    25,763
                                                   --------- ---------

Stockholders' equity:
 Common stock                                            19        19
 Treasury stock                                     (21,150)  (21,150)
 Additional paid-in capital                         332,064   330,398
 Accumulated deficit                               (137,314) (137,578)
 Accumulated other comprehensive income (loss)        2,936     1,700
                                                   --------- ---------

 Total stockholders' equity                         176,555   173,389
                                                   --------- ---------

 Total liabilities and stockholders' equity        $216,639  $199,152
                                                   ========= =========




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (unaudited)
                                                Three months ended

                                             Dec 31   Sep 30   Dec 31
                                             2006     2006     2005
                                            -------- -------- --------


Cash flows from operating activities:
 Net (loss) income                             $264  $(5,979)    $587
 Adjustments to reconcile net (loss) income
  to net cash
    provided by operating activities:
  Depreciation and amortization               1,093    1,109      905
  Stock-based compensation                      920    1,090      796
  Charges to bad debt and billing adjustment
   reserves                                      83      518       83
  Amortization of intangible assets             759      771      397
  Amortization of in-process research and
   development                                    -        -        -
  Amortization of debt investment premium      (245)     125      147
  Tax benefit from stock options                  -      326        -
  Excess income tax benefit from stock
   options                                        -      (61)       -
  Changes in operating assets and
   liabilities, net of
     acquired assets and liabilities:
   Accounts receivable, net                    (648)  (1,367)    (775)
   Inventories                                  217      119        -
   Prepaids and other assets                 (1,021)    (274)     396
   Deferred taxes, net                            -    2,974      608
   Accounts payable and accrued expenses       (165)     937      907
   Deferred revenue                           3,841      943     (334)
                                            -------- -------- --------
      Net cash provided by operating
       activities                             5,098    1,231    3,717
                                            -------- -------- --------

Cash flows from investing activities:
 Purchase of property, equipment and
  software                                   (1,122)    (874)    (549)
 Purchase of businesses and assets             (307)    (568)  (2,520)
 Issuance of note receivable                      -      300        -
 Sales / (Purchases) of short-term
  investments, net                            1,033    5,130     (214)
                                            -------- -------- --------
    Net cash provided by (used in) investing
     activities                                (396)   3,988   (3,283)
                                            -------- -------- --------

Cash flows from financing activities:
 Repayment of capital lease                     (15)     (12)      (9)
 Excess income tax benefit from stock
  options                                         -       61        -
 Repurchase of outstanding common stock           -   (6,638)  (1,479)
 Proceeds from issuance of common stock and
  exercise of stock options                     745      495    1,771
                                            -------- -------- --------
    Net cash used in financing activities       730   (6,094)     283
                                            -------- -------- --------

Effect of exchange rate changes on cash and
 cash equivalents                                83       (7)       -
                                            -------- -------- --------

Net (decrease) increase in cash and cash
 equivalents                                  5,515     (882)     717
Cash and cash equivalents at beginning of
 the period                                  45,662   46,544   46,934
                                            -------- -------- --------

Cash and cash equivalents at end of the
 period (1)                                 $51,177  $45,662  $47,651
                                            ======== ======== ========

(1) Excludes $44.4 million, $44.6 million, and $87,0 million of short-term investments at December 31, 2006, September 30, 2006, and
 December 31, 2005, respectively.




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                   GAAP TO NON-GAAP RECONCILIATION
                            (In Thousands)
                             (Unaudited)

                                                Three months ended
                                             Dec 31  Sep 30,  Dec 31,
                                             2006     2006     2005
                                            -------- -------- --------
Revenue categories:


   Internet Subscriptions                    $8,884   $9,096   $8,782
   Internet Engagements                       1,497    1,103    1,127
                                            -------- -------- --------
Subtotal Internet Revenue                    10,381   10,199    9,909
   Mobile Subscriptions                       3,203    2,409      539
   Mobile Engagements                             -        -        -
                                            -------- -------- --------
Subtotal Mobile Revenue                       3,203    2,409      539
   CEM Subscriptions                            626      647      499
   CEM Engagements                            1,605    1,931    2,769
                                            -------- -------- --------
Subtotal CEM Revenue                          2,231    2,578    3,268
                                            -------- -------- --------
Total Revenue                               $15,815  $15,186  $13,716
                                            ======== ======== ========

Non-GAAP Net Income (loss) and income
 (loss) per share:


GAAP Net income (loss)                         $264  $(5,979)    $587
    Provision (benefit) for income taxes     (1,046)   3,798      732
    Stock based compensation (1)                920    1,090      796
    Amortization of purchased intangibles       759      771      397
Non GAAP (loss) income before income tax        897     (320)   2,512
    Cash tax expense                            346      477      107
                                            -------- -------- --------
Non GAAP Net income (loss)                      551     (797)   2,405
                                            ======== ======== ========

Weighted average common shares outstanding
 (diluted) used:                             17,686   17,118   19,724
Non GAAP income (loss) per share              $0.03   $(0.05)   $0.12

(1) Stock based compensation by category:
Costs of subscription services                  $36      $52       $-
Costs of professional services                  140      117      121
Research and development                        209      260      186
Sales and marketing                             281      333      246
Operations                                      147      178      150
General and administrative                      107      150       93
                                            -------- -------- --------
                                               $920   $1,090     $796
                                            ======== ======== ========




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                            REVENUE DETAIL
                            (In Thousands)
                             (Unaudited)

                                                              Twelve
                                                               months
                                 Three months ended             ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

FY 2007

   Internet
    Subscriptions          $8,884
   Internet Engagements     1,497
                          -------- -------- -------- -------- --------
Subtotal Internet
 Revenue                   10,381
Mobile Subscriptions        3,203
   CEM Subscriptions          626
   CEM Engagements          1,605
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        2,231
                          -------- -------- -------- -------- --------
Total Revenue             $15,815
                          ======== ======== ======== ======== ========

FY 2006

   Internet
    Subscriptions          $8,782   $8,876   $8,909   $9,096  $35,663
   Internet Engagements     1,127      905      714    1,103    3,849
                          -------- -------- -------- -------- --------
Subtotal Internet
 Revenue                    9,909    9,781    9,623   10,199   39,512
Mobile Subscriptions          539      488    1,949    2,409    5,385
   CEM Subscriptions          499      584      590      647    2,319
   CEM Engagements          2,769    1,887    1,705    1,931    8,291
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,268    2,470    2,295    2,578   10,611
                          -------- -------- -------- -------- --------
Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508
                          ======== ======== ======== ======== ========

FY 2005

   Internet
    Subscriptions          $8,625   $8,783   $9,160   $8,883  $35,451
   Internet Engagements       822    1,082      881    1,026    3,811
                          -------- -------- -------- -------- --------
Subtotal Internet
 Revenue                    9,447    9,865   10,041    9,909   39,262
Mobile Subscriptions          803      338      442      585    2,168
   CEM Subscriptions          595      531      441      432    1,999
   CEM Engagements          2,743    2,431    2,541    2,548   10,263
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,338    2,962    2,982    2,980   12,262
                          -------- -------- -------- -------- --------
Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692
                          ======== ======== ======== ======== ========

FY 2004

   Internet
    Subscriptions          $8,364   $8,416   $8,688   $8,957  $34,425
   Internet Engagements       812      808      813    1,196    3,629
                          -------- -------- -------- -------- --------
Subtotal Internet
 Revenue                    9,176    9,224    9,501   10,153   38,054
Mobile Subscriptions          358      414      555      700    2,027
   CEM Subscriptions           73      111      420      518    1,122
   CEM Engagements            116       70      238      776    1,200
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          189      181      658    1,294    2,322
                          -------- -------- -------- -------- --------
Total Revenue              $9,723   $9,819  $10,714  $12,147  $42,403
                          ======== ======== ======== ======== ========




                Keynote Systems, Inc. and Subsidiaries

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        CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
                            (In Thousands)
                             (Unaudited)

                                                              Twelve
                                                               months
                                 Three months ended             ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

FY 2007

Total Revenue             $15,815

Cash Flow from
 Operations                $5,098
% of Revenue                   32%
Free Cash Flow (1)         $3,976
% of Revenue                   25%



FY 2006

Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508

Cash Flow from
 Operations               $ 3,717  $ 2,729  $ 2,938   $1,231  $10,615
% of Revenue                   27%      21%      21%       8%      19%
Free Cash Flow (1)        $ 3,168  $ 1,886  $ 2,146     $357   $7,557
% of Revenue                   23%      15%      15%       2%      14%



FY 2005

Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692

Cash Flow from
 Operations                $2,773   $1,838   $2,788    3,562  $10,961
% of Revenue                   20%      14%      21%      26%      20%
Free Cash Flow (1)         $2,061   $1,114   $1,769   $2,383   $7,327
% of Revenue                   15%       8%      13%      18%      14%



FY 2004

Total Revenue              $9,723   $9,819  $10,714  $12,147  $42,403

Cash Flow from
 Operations                $4,318   $4,052   $3,777   $3,016  $15,163
% of Revenue                   44%      41%      35%      25%      36%
Free Cash Flow (1)         $3,913   $3,521   $3,032     $682  $11,148
% of Revenue                   40%      36%      28%       6%      26%



(1) Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                           DEFERRED REVENUE
                (In thousands, except per share data)
                             (Unaudited)


                                           December           December
                                             31,    September   31,
                                             2006    30, 2006   2005
                                           -------- --------- --------

Deferred revenue, net
 Domestic                                   $6,659    $5,936   $5,631
 International                               8,050     4,713      404
                                           -------- --------- --------
 Total                                     $14,709   $10,649   $6,035
                                           ======== ========= ========

Add back: unpaid deferred revenue
 Domestic                                   $1,820      $804   $2,132
 International                               7,090     1,453      116
                                           -------- --------- --------
 Total                                      $8,910    $2,257   $2,248
                                           ======== ========= ========

Deferred revenue, gross
 Domestic                                   $8,479    $6,740   $7,763
 International                              15,140     6,166      520
                                           -------- --------- --------
 Total                                     $23,619   $12,906   $8,283
                                           ======== ========= ========

    CONTACT: Keynote Systems, Inc.
             Public Relations
             Dan Berkowitz, 650-403-3305
             dberkowitz@keynote.com
             or
             Investor Relations
             Kirsten Chapman or Moriah Shilton, 415-433-3777 mshilton@lhai.com